As filed with the Securities and Exchange Commission on March 28, 2011 Registration No. 333-169732

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                AMENDMENT 2 TO
                                   FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ORIGINAL SOURCE ENTERTAINMENT, INC.
            (Exact name of Registrant as specified in its charter)

           Nevada                            2741                     27-0863354
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)       Classification Code)       Identification No.)

                     8201 South Santa Fe Drive #229
                      Littleton, Colorado  80120
                       Telephone: 303-495-3728
                   (Address and telephone number of
               Registrant's principal executive offices)

                            Lecia L. Walker
                   Original Source Entertainment, Inc.
                     8201 South Santa Fe Drive #229
                      Littleton, Colorado  80120
                       Telephone: 303-495-3728
               (Name, address, including zip code, and
        telephone number, including area code, of agent for service)

With copies to:
                            Jody M. Walker
                           Attorney at Law
                        7841 S. Garfield Way
                      Centennial, Colorado 80122
                      Telephone: (303)850-7637
                      Facsimile: (303)482-2731

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.

Large accelerated filer [ ]      Accelerated filer         [ ]
Non-accelerated filer   [ ]     Smaller reporting company  [x]

                   CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED     AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM    REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE       FEE
                                    PER SHARE      OFFER PRICE
Common Stock(1)       10,000,000     $ .05          $500,000     $35.65
Common Stock(2)        1,500,000     $ .05            75,000       5.35
                      ----------                    --------     ------
Total                 11,500,000                    $575,000     $41.00

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(2) Represents common stock being sold on behalf of selling security holders

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated March 28, 2011    Subject to Completion

                  Original Source Entertainment, Inc.

                     Up to a Maximum of 10,000,000
              Common Shares at $0.05 Per Common Share
    and 1,500,00 common shares on behalf of selling security holders

We are offering for sale up to a maximum of 10,000,000 common shares at a price of $0.05 per share. This is the initial registration of our common shares.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Ms. Lecia L. Walker and E. Lynn Atwood, officers and directors of the registrant intend to sell the shares directly. No commission or other compensation related to the sale of the common shares will be paid to our officers and directors. The intended methods of communication include, without limitations, telephone, and personal contact.

We are also registering 1,500,000 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The 1,500,000 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders must sell at a fixed price of $.05 until our shares are quoted on a market or securities exchange. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2012. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The amount of proceeds to be raised in the primary offering will be $500,000, $250,000 or $125,000 if 100%, 50% or 25% of the offering is sold, respectively.

                      TABLE OF CONTENTS

Prospectus Summary                                                 6
Risk Factors                                                       8
Forward Looking Statements                                        15
Plan of Distribution and Selling Security Holders                 15
Description of Business                                           18
Use of Proceeds                                                   24
Determination of Offering Price                                   24
Dilution                                                          25
Dividend Policy                                                   25
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             26
Directors, Executive Officers Control Persons                     29
Security Ownership of Certain Beneficial Owners
  and Management                                                  32
Certain Relationships and Related Transactions                    33
Description of Capital Stock                                      33
Shares Eligible for Future Sale                                   35
Disclosure of Commission Position on Indemnification              35
  for Securities Act liabilities
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure                                        36
Market for Common Stock and Related Stockholder
  Matters                                                         36
Experts                                                           38
Legal Proceedings                                                 38
Legal Matters                                                     38
Where You Can Find More Information                               38
Financial Statements                                              39

                        PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General	            The registrant was incorporated under the laws
                         of the state of Nevada on August 20, 2009.

Operations              We are a development stage company, formed to
                        contract with various recording artists and then, in turn, contract those songs with the highest quality and potential for placement in television and film.

                        We contract with artists of all musical genres who own the publishing rights to their songs. We expect to sell the songs to television companies that produce shows for major television networks.

                        Typical initial revenues per use in a
                        production varies from $500 to $5,000 or more depending on the potential exposure and audience reach. Royalty revenues have the same value range for the first public airing and are reduced for each re-run, but continue for every public airing forever.

                        We believe we will be able to attract recording artists to our development stage company as artists want public exposure for their original works and payment for that exposure, which we offer the potential of providing at no cost to the artist. We have already attracted many artists and continue receiving requests for song consideration regularly.

                        We have a retained deficit in the
                        development state of $(8,823) and $(2,779) as of December 31, 2010 and 2009, respectively.
                        In their opinion on our financial statements as of December 31, 2009 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from August 20, 2009 (inception) through December 31, 2009, the year ended December 31, 2010, and for the period from August 20, 2009
                       (inception) through December 31, 2010., our
                        auditors have indicated that there is
                        substantial doubt about our ability to continue as a going concern.

Common Shares
 Outstanding prior to
 Offering               4,500,000

Common Shares being
 sold in this offering  10,000,000

Common Shares being
 sold in this offering
 by selling security
 holders                1,500,000

Terms of Primary
 Offering This is a self-underwritten public offering with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Sales by Selling
 Security Holders       The selling security holders must sell at a
                        fixed price of $.05 until our shares are quoted a market or securities exchange. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

                        We are registering common shares on behalf of the selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Termination of the
  Offering The primary offering will commence on the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 common shares is completed or (ii) 180 days from the date of this prospectus. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Market for our common
 stock Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Use of proceeds         We will use the proceeds of this offering to
                        develop and execute a fully operational valid marketing plan for our product.

                             RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.	We are a development stage company with a limited operating
history and may never be able to effectuate our business plan or achieve any revenues or profitability. Potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. The registrant was incorporated on August 20, 2009. Although we have begun limited business operations, we may not be able to successfully effectuate our business plan or we may not be able to market our services in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

-   raise sufficient capital in the public and/or private markets;
- have access to a line of credit in the institutional lending marketplace for the expansion of our business;
-   respond effectively to competitive pressures; or
- recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and the registrant is a highly speculative venture involving significant financial risk.

2. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received substantial income from operations to date and future financial results are uncertain. We cannot assure you that the registrant can operate in a profitable manner. We have a retained deficit of $(8,823) and $(2,779) as of December 31, 2010 and 2009,
respectively. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses could adversely affect our ability to operate in a profitable manner.

3. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.

We are currently a development stage company and our continued existence is dependent upon our ability to resolve our liquidity problems, principally by obtaining additional debt financing and/or equity capital. We have yet to generate a significant cash flow, and until sales of products commence, we are highly dependent upon debt and equity funding. Should continuing debt and equity funding requirements not be met, our operations may cease to exist.

4. There is a disparity between the offering price and the prices at which the selling security holders acquired their common shares. This may negatively affect your ability to sell your common shares in the future.

The selling security holders will sell their common shares at $.05 per common share until our common shares are quoted on a market or securities exchange. The selling security holders acquired their common shares for no cash and/or services for $.001 per common share and are registering common shares to be sold at $.05 until our common shares are quoted on the OTC Electronic Bulletin Board.

5. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

6. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

7. The initial price of $.05 may have little or no relationship to the market price, if any of our common stock.

The offering price of our common stock by the selling security holder was arbitrarily determined without regard to book value, recent issuances of shares, such as for cash and services or market value. There may be little or no relationship between the initial prices of
$.05 and the market price.   You may lose your entire investment.

8. Future sales by our stockholders could cause the stock price to decline and may affect your ability to liquidate your investment.

In the future, the registrant may issue equity and debt securities.
Any sales of additional common shares may have a depressive effect upon the market price of the registrant's common stock causing the stock price to decline.

9. The selling security holders may have liability because of their status as underwriters. They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

10.	Our officers and directors have little experience in running a business similar to our company, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and while we intend to place thousands of additional songs under contract and market these songs to the television and film industry, there is no assurance that our management will be able to accomplish our goals. Lecia L. Walker and
E. Lynn Atwood, our current officers and directors, have effective control over all decisions regarding both policy and operations of the registrant with no oversight from other management. While Lecia L. Walker has had experience in the same business that we are in, there is no assurance that she will be able to manage our operations and bring it to a profitable position. Ms. Walker gained experience in bookkeeping and accounting while an officer and director of a micro-electronics distribution company from 2001 through 2006. In addition, Ms. Walker graduated with an MBA in 2010 where she learned about
corporate financial reports.   Neither of our two managing officers has
experience operating a public company or with financial accounting and preparation of reports under the Exchange Act. As a result, registrant will hire outside contractors to assist in the creation of a system of accounting controls and procedures and to maintain the accounting records that we will use to record transactions that would be audited by the independent accountant. Our success is contingent upon the ability of our current officers and directors to make appropriate business decisions in these areas and to obtain the necessary outside assistance.

11.	If we lose the services of key members of our management team, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our management team. In particular, Lecia L. Walker, an officer and director, is critical to our overall management as well as our strategic direction. The loss of Lecia Walker's services could have a material adverse effect on our business operations and financial condition. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

12.	Our officers and directors have other business activities and will only be devoting a portion of their time to our operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our officers and directors are not required to work exclusively for us, are only engaged in our business activities on a part-time basis and do not intend to devote full time to the business of the registrant in the foreseeable future. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Until completion of the offering, Ms. Walker will provide up to twenty hours per week depending on the needs of the registrant. Thereafter, she will be providing up to thirty hours per week to the registrant depending on the needs of the registrant.

Subsequent to the completion of this offering, we intend to increase our business activities in terms of placing additional songs under contract and, in turn, contracting those songs with the television and movie industry. This increase in business activities may require that either of our officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

13.	We may not be able to locate and hire necessary personnel to make our company a success.

The expansion of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate and grow our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

14. If we cannot successfully compete, we may never reach profitable operations.

The music industry is intensely competitive and fragmented. We will compete on the basis of price and selection against other small companies like ours, as well as large companies that have a similar business and large marketing companies. We may never be able to compete successfully and may never reach profitable operations. You may lose your entire investments.

15. Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders or record, in accordance with Section 12(g) of the Exchange Act). As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 169a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

16.	State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

17.	We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

18.	We have not yet adopted of certain corporate governance measures.
As a result, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because all our directors are non-independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

19.	We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC's rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.
Upon becoming a public company, we will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

20.	The costs to meet our reporting and other requirements as a
public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

21.	Should we have troubles raising the appropriate capital to
continue operations, our ability to complete projects will be dependent upon a verbal lending agreement with Ms. Walker, and will be limited by her personal budget.

If we are unable to raise sufficient capital to continue operations, we have a verbal agreement with Ms. Walker that states that she will lend the company funds out of her personal budget to fund projects that she deems necessary, as determined on a project-by-project basis. As a result, we cannot guarantee that Ms. Walker will approve of or have the ability to fund any proposed project.

                    FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


           PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the sale of 10,000,000 common shares by registrant and 1,500,000 shares being registered by selling shareholders.

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market. We do not yet have a market maker who has agreed to file such application.

Primary Offering
We will sell the 10,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell.

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Ms. Lecia L. Walker and E. Lynn Atwood, officers and directors of the registrant. Mmes. Walker and Atwood will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mmes. Walker and Atwood. Mmes. Walker and Atwood are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Mmes. Walker and Atwood primarily perform substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Neither Ms. Walker nor Ms. Atwood were a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

These are no finders.

Secondary Offering
This prospectus also relates to the resale of 1,500,000 shares of common stock by the selling security holders.

The selling security holders will sell their common shares at $.05 per common shares until our common shares are quoted on a market or securities exchange. Thereafter, the common shares may be priced at prevailing market prices or privately negotiated prices.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 1,500,000 common shares offered by the selling security holders may be sold by one or more of the following methods, without limitation:
   - ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   - face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f) a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The security holders and any broker-dealers or agents that participate with the security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act

Selling Security Holders
The table below sets forth information with respect to the resale of shares of common stock by the selling security holders. We will not receive any proceeds from the resale of common stock by the selling security holders for shares currently outstanding.

registrant shall register, pursuant to this prospectus 1,500,000 common shares currently outstanding for the account of three individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

                                # of Shares   Total Shares   Total Shares
                                   Being         Before          After      % After
                                 Registered     Offering       Offering     Offering
E. Lynn Atwood(1)                 500,000       500,000           0           0%
Linda Rock                        500,000       500,000           0           0%
Sheri Sabey                       500,000       500,000           0           0%

(1) E. Lynn Atwood is an officer and director of the registrant. Ms. Atwood is the mother of Lecia L. Walker, an officer and director of the registrant.

Penny Stock
Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.


                        DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on August 20, 2009. We are a development stage company, formed to license songs to the television and movie industry. From our inception to date, we have generated very little revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our directors.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the registrant, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

License and Assignment Agreement.   In 2000, Lecia L. Walker assisted
in launching Private Wavs, a successful music library which licenses music to television and film, along with her husband at that time. Part of her roll in that endeavor was to do the market research, product and packaging design, sales and marketing. In 2007, she sold her interest in Private Wavs and in 2008, started a new music library under a DBA of Original Source Music, Inc. Since that time she has placed more than 1,100 songs under contract.

On August 21, 2009, Lecia Walker granted a license for a period of ten
(10) years for the entire list of songs to the registrant under a License and Assignment Agreement. Pursuant to the License and
Assignment Agreement, Ms. Walker was issued 3,000,000 common shares of the registrant

Lecia L. Walker is now an officer and director of the registrant, bringing her experience to the registrant, and intends to continue to place many new songs under contract and then to license those songs to the television and movie industry.

Convertible Promissory Note. On June 28, 2010, the registrant entered into a Convertible Promissory Note for an amount of $2,000 with American Business Services, Inc., a Colorado corporation, an unaffiliated entity. The promissory note is convertible into common stock of the registrant at 50% of the bid price of the stock at the time of conversion, if the stock is quoted on an exchange, or, if the stock is not quoted on an exchange, at double the par value of the stock. This could result in as much as an additional dilution of 1,000,000 shares of stock, if the note was converted prior to the stock being quoted on an exchange.

Operations
----------
We review hundreds of music tracks written, produced, and performed by artists who have not already signed away their rights to their original works, then to contract those songs with the highest quality and potential for placement in television and film. The registrant intends to offer a wide variety of instrumental and vocal genres including pop, rock, R&B, jazz, country, singer/songwriter, new age, electronic, dance, funk, children's, adult contemporary, and more.

We contract with artists of all musical genres who own the publishing rights to their songs. We expect to sell the songs to television companies that produce shows for major television networks. We have signed contracts with approximately 217 artist/composers. The contracts give the registrant non-exclusive licensing rights and publishing rights in perpetuity. The artists retain writer's rights and are given exposure to television and film through the registrant's catalog.

Artists are referred to the registrant through advertisement, A&R companies, and referrals from friends, registrant signed artists, and other music industry acquaintances

Current customers include the CBS, NBC and Warner Bros. television networks in Los Angeles, California (the home networks, not the local affiliates). Warner Bros. generates approximately 90% of our revenues, NBC generates approximately 5% of our revenues, and CBS generates approximately 5% of our revenues. A major production company whose name is proprietary has assisted in placing our music in these major networks and their efforts account for approximately 80% of the revenue received from those major networks. An independent film maker whose name is also proprietary has generated no revenues for us at this time, but has accounts payable currently due to us in the amount of $2,000. These stated figures include the royalties generated through public airing of productions containing our music which are paid through the performing rights organizations discussed in this prospectus. Our target customer includes all other major and minor television networks, production companies and film makers. We intend to reach such customer bases through marketing, advertising, and direct sales calls.

Our website's main purpose is to provide customers with immediate access to the registrant's catalog. To prevent illegal art exploitation, customers must have a login and password to access the registrant's website. Customers are given access to the website only after verification of their role in the professional production industry.

We intend to:
   - Advertise through the placement of advertisements in film, television and music industry magazines and on film, television and music industry websites
   - Market and promote the catalog by sending out regular e-mails and snail-mails highlighting particular artists, songs, or genres of music, and send out promotional products to promote branding and
   - Create a sales team through the hiring of salespeople to research, contact and develop service relationships with new customers.

Typical initial revenues per use in a production varies from $500 to $5,000 or more depending on the potential exposure and audience reach. Royalty revenues have the same value range for the first public airing and are reduced for each re-run, but continue for every public airing forever.

We believe we will be able to attract recording artists to our development stage company as artists want public exposure for their original works and payment for that exposure, which we offer the potential of providing at no cost to the artist. We have already attracted many artists and continue receiving requests for song consideration regularly.

We intend to focus on the source music niche of music licensing, but provide music for background, and transitional uses as well. The source music niche is music that is coming from a source in the production and is heard by the characters in the production; such as music being played in a coffee house that the characters are in, or music being played on a radio in the production. Currently the registrant has more than 1,100 songs available for licensing, and is in the process of signing several hundred more songs to be added to the catalog in the near future and will soon be made available for television and film applications. All genres of music are considered for addition to our catalog with a focus on vocal tracks. Signing new songs is a process which involves artist relations such as discussing the contract with the artist, and familiarizing the artist with royalties, performing rights organizations, and rights to their art.
It also involves reviewing the songs submitted by the artist, deciding which songs to contract, making a contract offer to the artist, preparing, sending & signing the contracts, obtaining specific descriptions and details of the songs from the artists, converting the songs into a variety of digital formats and cataloguing the songs with the appropriate performing rights organziation and the registrant's music catalog.

The customer has access to these songs in a variety of ways including logging into our website at www.originalsourcemusic.com where they may search for several songs that are appropriate for their needs and download them directly into their production editing program.

Growth Strategy
---------------
We will be focusing on the addition of cues and transitional music for commercials and television programming transitions, something its major competitors do not seem to do at present. Cues and transitional music is instrumental music that is played when commercials segue into and out of a program. Television programming transitions are the programming that transitions one show into another show or into or out of a commercial. By becoming more established in the source music niche, our company will be well known by key decision makers in the purchasing and licensing departments employed by our customers. By fostering such relationships and because we have established vendor accounts with our customers, theses decision makers may readily approve potential licenses in other areas of music placement such as cues and transitional music. Once we gain access to this market, our sales force will begin to target potential customers such as news programs, weather programs, and advertising agencies.

We intend to enter that market as soon as possible. We intend to examine signing genres of music that are in demand by potential customers but are not available from its competitors at present. We will also examine the creation of a recording label to give the general public access to purchasing the songs in its catalog.

Additionally, we intend to begin to heavily market our catalog in June 2011 in preparation for the fall television season utilizing the proceeds from this offering or loans from Lecia Walker, an officer and director.

Revenue
-------
The registrant receives revenues in two ways:
   1. Commercial productions pay licensing fees to place a track into their production.
   2. The registrant owns the publishing rights to all of its songs, and when a production containing a track licensed from the registrant is aired through a public venue, royalties are paid to the registrant by the assigned performing rights organization, such as American Society of Authors and Composers, the Broadcast Music, Inc. or Society of European Stage Authors & Composers. These three performing rights organizations represent songwriters and publishers in the U.S. and their right to be compensated for having their music performed in public.

We do not anticipate that revenues will significantly increase until we are able to heavily market our catalog. If we are unable to raise the funds needed, Ms. Walker, an officer and director has verbally agreed to lend the necessary funds to move forward with the marketing and promotion. These monies shall be provided as her personal budget allows, considering each marketing or promotional activity individually. These loans shall be without interest and shall have no specific repayment date. Any amounts loaned will be repaid when revenues allow, if ever.

Competition
-----------
The music industry is intensely competitive and fragmented. We will compete on the basis of price and selection against other small companies like ours, as well as large companies that have a similar business and large marketing companies.

Some of our major competitors are:

Heavy Hitters Music: Heavy Hitters Music has been in the music licensing business for over 30 years and seems to be the pioneer of the source music niche. Their website boasts a catalog of over 8,500 music tracks. In 2007, former CBS TV executive, Cindy Slaughter, and her husband, Mark purchased Heavy Hitters.

MasterSource: Mastersource became the first real source music competitor for Heavy Hitters when it was formed in 1992 by Marc
Ferrari. MasterSource seems to be the first and only competitor with tracks available to the general public.

Killer Tracks: Killer Tracks has been in business for twenty years according to their website. They boast 2000 CDs of music available, yet only a small fraction includes source music. They specialize in backgdround, score, special FX and studio music.

J2R Music: J2R Music has a variety of source music for licensing to television and film.

Free Play Music: Free Play Music has a large variety of production music, and a growing number of source music tracks. Although their name indicates the music is free, it is not free for commercial use.

Sync Free Music: Sync Free Music has a large variety of production music, and a growing number of source music tracks. Although their name indicates the music is free, it is not free for commercial use.

License Jazz: License Jazz is a new company targeting commercial jazz music needs.

Pump Audio: Pump Audio started in 2001 and has some source music, but specializes in production and transition music.

Patents and Trademarks
----------------------
The registrant does not, at this time, have any patents or trademarks. However, the registrant intends to trademark certain logos which the registrant will be using.

Governmental Regulations
------------------------
The business of the registrant does not fall under any government regulations.

Employees
---------
At this time, we have no employees other than our executive officers, who are also our directors. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers. The executive officers do not intend to accept any payment for their services from the receipts of this offering.

As the registrant grows, we may need additional employees for such operations. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Description of Property
-----------------------
The registrant executive offices consists of 400 square feet and are located at 8201 South Santa Fe Drive, Suite 229, Littleton, Colorado, 80120, in space presently leased by the registrant's officers supplied at no charge to the registrant. The registrant believes that its current office space will be adequate for the foreseeable future. We have no plans to lease additional space in the next twelve months.

The address of our principal executive office is c/o Ms. Lecia L.
Walker, Original Source Music, Inc. 8201 South Santa Fe Drive, Suite 229, Littleton, Colorado 80120. Our telephone number is (303) 495-3728.

Reports to Security Holders
---------------------------
We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                            USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account. We will be attempting to raise up to $500,000, minus expenses of $20,000, from the sale of our common shares. These proceeds will be used as follows:

Gross Proceeds             $500,000   $300,000    $150,000    $ 75,000
Expenses                    20,000      20,000      20,000      20,000
                          --------    --------    --------    --------
Net Proceeds             $480,000     $280,000    $130,000    $ 55,000

SEC reporting costs        22,500       22,500      22,500      22,500
Advertising                91,500       51,500      21,500       6,500
Marketing and promotion   114,375       64,375      26,875       8,125
Sales team                228,750      128,750      53,750      16,250
General working capital    22,875       12,875       5,375       1,625
                         --------     --------    --------    --------
Net Proceeds             $480,000     $280,000    $130,000    $ 55,000

In the event we are not successful in selling a portion of the securities to raise at least $75,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements. Any remaining capital would be used to fund our working capital needs. If we are unable to raise the funds needed, Ms. Walker, an officer and director has verbally agreed to lend the necessary funds to move forward with the marketing and promotion. These monies shall be provided as her personal budget allows. These loans shall be without interest and shall have no specific repayment date. Any amounts loaned with be repaid when revenues allow, if ever. Ms. Walker has privately funded the business thus far. There has not been an established maximum that Ms. Walker is willing and able to loan. Loans to the company funded by Ms. Walker will be given on a project-by-project basis. Relevant factors considered in loan determination include cost of the project, potential impact of the project on sales, and ability to fund the project.

We will not receive any proceeds from the resale of securities by selling security holders.


                   DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. The offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have generated very little revenue to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

                              DILUTION

Assuming completion of the offering, there will be up to 14,500,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level             $500,000      $300,000     $150,000      $75,000
                         ----------     --------     --------     --------
Offering price                $0.05          $0.05         $0.05       $0.05
Net tangible book
  value per common
  share before offering   .000           .000          .000        .000
Increase per common
  share attributable to
  investors               .033           .027          .018        .009
                         -----          -----         -----       -----
Pro forma net tangible
  book value per
  common share after
  offering                      .033           .027          .018        .009
                               -----          -----         -----      ------
Dilution to investors           .017           .023          .032        .041
Dilution as a
  percentage of
  offering price                 34%            46%           64%         82%

Based on 4,500,000 common shares outstanding as of June 30, 2010 and total stockholder's equity of $1,422 utilizing unaudited June 30, 2010 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.05 per common share.

Further Dilution
----------------
The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.


                           DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity. Our current cash balance is estimated to be sufficient to fund our current operations for two months.

We have not received any significant revenues to date. As of December 31, 2010, we had a cash balance of $9,129. As a result of our limited working capital, we have had to limit our operations. Until we are able to raise additional funds to pursue our business plan and generate material revenues, our activities will be restricted.

If less than $75,000 is raised from this offering, we may attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the registrant or cease operations. We do not have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Liquidity and Capital Resources
-------------------------------
For the year ended December 31, 2010 and for the period from inception through December 31, 2009, we did not pursue any investing activities.

For the year ended December 31, 2010, we had notes payable-borrowings of $12,500 and received proceeds from the sale of common stock of $500. As a result, we had net cash provided by financing activities of $13,000 for the year ended December, 2010.

For the period from inception through December 31, 2009, we received proceeds from the sale of common stock of $1,000 resulting in net cash provided by financing activities of $1,000.

If this offering is successful, we will have sufficient funds to last the registrant for the next twelve months, including additional sales and marketing efforts. If the offering is only partially successful, it may be necessary for us to raise additional capital through debt or equity. There can be no assurance that additional capital will be available to the registrant.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any
other sources.   Our inability to raise funds for the above purposes
will have a severe negative impact on our ability to remain a viable company.

Results of Operations
---------------------
For the year ended December 31, 2010, we received royalty revenue of $1,167 and had general and administrative expenses of $7,211 resulting in an operating loss of $6,044.

For the period from inception to December 31, 2009, we received royalty revenue of $398 and had general and administrative expenses of $3,177 resulting in an operating loss of $2,779.

General and administrative expenses will continue to increase as we implement sales and marketing initiatives.

Plan of Operation
-----------------
Over the next twelve months, the registrant intends to focus on adding hundreds of additional songs to our catalog and to place as many songs with the television and movie industry as we possibly can.

On an ongoing basis, we will need to:

       Milestone                                 Timeline               Estimated Cost
- increase net sales and expand
   gross margin by continuing to
   locate additional songs;                     9-12 months             $1,000 to $5,000
- execute our marketing strategy
   to enhance customer awareness
   and appreciation of our catalog;             3-12 months             $1,000 to 50,000
- provide a superior client experience
   through consistent customer
   service that will ensure customer
   satisfaction and promote the frequency
   and value of customer spending;              2-12 months             $1,000 to $100,000
- expand distribution channels of our catalog.  6-12 months             $3,000 to $75,000

Our current cash balance is estimated to be sufficient to fund our current operations for two months. We are attempting to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equity securities. It is our intent to secure a market share in the music industry which we feel will require additional capital over the long term to undertake sales and marketing initiatives, and to manage timing differences in cash flows.

In the event we are not successful in selling all of the securities to raise at least $75,000, we would utilize any available funds raised the following order of priority:

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.
   -  for sales and marketing; and
   -  for the signing of additional intellectual property.

Going Concern
-------------
Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is
because we have generated only minimal revenues.   We do not anticipate
revenues will significantly increase until we begin heavily marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months. We can offer no assurance that we will raise any funds in this offering.

Off-Balance Sheet Arrangements
------------------------------
The registrant had no material off-balance sheet arrangements as of December 31, 2010.

Critical Accounting Policies and Estimates
------------------------------------------
Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies. We believe our estimates and assumptions to be reasonable under the circumstances. However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern. If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements
-----------------------------
The registrant has adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. Each director shall be selected for a term of one year and until his successor is elected and qualified.
Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The officers and directors are as follows:

NAME                        AGE     POSITIONS HELD           SINCE
----                        ---     --------------           -----
Lecia L. Walker             45      CEO/CFO/Director       Inception
8201 South Santa Fe Drive             Controller           to present
#229
Littleton, CO 80120

E. Lynn Atwood              67      Secretary/Director     Inception
8201 South Santa Fe Drive                                  to present
#229
Littleton, CO 80120

Business Experience
-------------------
   Lecia L. Walker. Lecia L. Walker has been involved in the entertainment industry for over 27 years.

From 2007 to present, Ms. Walker has owned and operated Original Source
Music, Inc., a music library.   From 2000 - 2007, Ms. Walker assisted
in launching Private Wavs, a music library which licenses music to television and film. In preparation for the launch, she conducted the market research, product and packaging design, sales, and marketing for the entity.

While in school, Ms. Walker was an extra in the movie, Footloose, modeled for ZCMI department stores, and performed in various community, high school, and college productions. From 1997 to 1998, Ms. Walker interned at KZLA radio station in Los Angeles, CA where she gained extensive understanding of all aspects of radio. During 1997 and 1998, Ms. Walker was a DJ for KSBR radio in Orange County, CA and created and produced her own children's radio program, Bedtime Stories with Aunt
Clara while there.   From 1987 to 1997, Ms. Walker worked as a personal
assistant for C.B. Walker, a singer/songwriter, where she learned the ins and outs of publishing and recording contracts, record sales, and top-10 radio hits in the United States and Europe.

Ms. Walker received her bachelor's degree in biology from California State University Long Beach in 1993, and her master's degree in business administration from the University of Phoenix in 2010.

Until completion of the offering, Ms. Walker will provide up to twenty
hours per week depending on the needs of the registrant.   Thereafter,
she will be providing up to thirty hours per week to the registrant depending on the needs of the registrant. Such duties include planning, marketing, promotion, accounting, customer service, artist relations, and other company activities.

Management is of the opinion that the other activities of Lecia Walker in Original Source Music, Inc. will not conflict with the business activities of the registrant due to the terms of the license agreement.

   E. Lynn Atwood.   E. Lynn Atwood has been an artist in business for
over 50 years. From 2007 to present, Ms. Atwood has worked as a graphic artist for Original Source Music, Inc., a music library. From 2005-2007, Ms. Atwood worked as a freelance graphic artist. Ms. Atwood was the lead artist and part owner of Sundance Graphics in San Juan Capistrano, California. She designed all of the outerwear for the Southern California Volleyball Athletic Association sponsored by Reebok for four years. Her fabric design won first prize at the Laguna Art Festival in the '90's and was printed on over 3,000 t-shirts sold. Raisin's Bathing Suits, which sold in Hawaii and Southern California, was her client for several years. Ms. Atwood worked as a graphic artist and brochure designer for Bliss Studios in Jackson Hole, Wyoming from 1992 to 1993. Ms. Atwood also worked as a layout artist at Hallmark Cards from 1994 to 1995. Ms. Atwood designed all artwork for Original Source Music including the logo, stationery, business cards, marketing postcards, and CD labels.

Until completion of the offering, Ms. Atwood will provide up to two
hours per week depending on the needs of the registrant.   Thereafter,
she will be providing up to thirty hours per week to the registrant depending on the needs of the registrant. Such duties include planning, marketing, promotion, accounting, customer service, artist relations, and other company activities.

Management is of the opinion that the other activities of E. Lynn
Atwood in Original Source Music, Inc. will not conflict with the business activities of the registrant due to the terms of the license agreement.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Executive Compensation
----------------------
The following table set forth certain information as to the compensation paid to our executive officers.

                 Summary Compensation Table

                                                                             Nonqualified
                                                                    Non-Equity  Deferred
Name and                                          Stock     Option   Incentive   Comp     All Other
Principal Position  Year     Salary      Bonus    Awards    Awards   Plan Comp  Earnings    Comp     Total
------------------  ----     ------      -----    ------    ------   ---------  --------  ---------  -----
Lecia L. Walker
CEO/CFO             2009       n/a        n/a   $3,000(1)     n/a       n/a       n/a        n/a   $3,000
E. Lynn Atwood
 Secretary          2009       n/a        n/a      n/a        n/a       n/a       n/a        n/a     n/a

 (1) These shares were issued in exchange for the license and assignment of certain assets under a License and Assignment Agreement dated August 21, 2009.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards
Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants
We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards
We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
Lecia L. Walker, an officer and director is the daughter of E. Lynn Atwood, an officer and director.

Involvement in Certain Legal Proceedings
----------------------------------------
None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements
------------------------------
There are currently no employment agreements or other contracts or arrangements with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants. There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 28, 2011, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

                                                           Percentage
Name and address                 Amount    Percentage    After Offering
----                             ------    ----------    --------------
Lecia L. Walker                 3,000,000     66.67%          20.69%
8201 South Santa Fe Drive
#229
Littleton, CO 80120

E. Lynn Atwood                    500,000     11.11%           3.45%
8201 South Santa Fe Drive
#229
Littleton, CO 80120

Officers and Directors
As a group (2 persons)          3,500,000     77.78%          24.14%

Linda Rock                        500,000     11.11%           3.45%
35799 Avignon Ct.
Winchester, CA  92596

Sheri Sabey                       500,000     11.11%           3.45%
492 Tolland Drive
Castle Rock, CO  80108

Based upon 4,500,000 outstanding common shares as of September 30, 2010.

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lecia L. Walker and E. Lynn Atwood are not independent as such term is defined by a national securities exchange or an inter-dealer quotation
system.   During the year ended December 31, 2009 and the six months ended June 30, 2010, there were no transactions with related persons other than as described in the section below.

On August 21, 2009, we issued 3,000,000 shares of our common stock to Ms. Lecia L. Walker, an officer and a director of the registrant. These shares were issued in exchange for the license and assignment of certain assets under a License and Assignment Agreement dated August 21, 2009.

The license is for a period of ten (10) years for the entire list of songs to the registrant in exchange solely for 3,000,000 common shares
of the registrant   Due to the fact that no cash consideration was due
under the License and Assignment Agreement, management is of the opinion that the material terms of the license and assignment agreement with Lecia L. Walker are favorable compared to the material terms of a similar agreement had registrant entered into it with an unrelated third-party.

On June 21, 2009, we issued 500,000 shares of our common stock to Ms.
E. Lynn Atwood, an officer and director of the registrant. These shares were issued in exchange for cash of $500.00.

Our administrative functions are operated from the home of our president. We do not pay our president for use of such space.


                      DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital
------------------
The registrant is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of common shares that the registrant shall have authority to issue is forty five million (45,000,000), par value $0.001. The total number of preferred shares the registrant shall have authority to issue is five million (5,000,000), par value $0.001.

Common Stock
------------
The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions.

    1. The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote

    2. After the requirements with respect to the preferential dividends of preferred stock, if any, shall have been met and after the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3. After distribution in full of the preferential amount, if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Preferred Stock
---------------
The registrant, by resolution of its board of directors, may divide and issue the preferred stock in series. Preferred stock of each series when issued shall be designated to distinguish them from the shares of all other series. The board of directors is hereby expressly vested with the authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the articles of incorporation and the Nevada Revised Statutes in respect to the following:
    1. The number of shares to constitute such series, and the distinctive designations thereof;
         (a) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
         (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
         (c) The amount payable upon shares in event of involuntary liquidation;
         (d) The amount payable upon shares in event of voluntary liquidation;
         (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;
         (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
         (g)   Voting powers, if any; and
         (h) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

Transfer Agent
--------------
The registrant acts as its own transfer agent. After completion of this offering, the registrant intends to retain Mountain Share
Transfer, Inc., Broomfield, Colorado as our transfer agent.

                  SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 4,500,000 common shares outstanding of which no common shares may be freely traded without registration. However, 1,500,000 common shares of present shareholders are being registered on this offering.

Upon the effectiveness of this registration statement, up to an additional 10,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

The remaining 3,000,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144. That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


               DISCLOSURE OF COMMISSION POSITION ON
          INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.


         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)
a) Market Information. Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

b) Holders. At March 28, 2011, there were four (4) shareholders of the registrant.

c) Dividends. Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors. No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d) Securities authorized for issuance under equity compensation plans. No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category             Number of Securities        Weighted Average Exercise      Number of Securities
                          Issued upon Exercise of     Price of Outstanding Options    Remaining Available
                          Outstanding Options,        Warrants and Rights             Future Issuance
Equity
Compensation
Plans Approved
by Security Holders                 n/a                         n/a                          n/a




Equity
Compensation
Plans Not Approved
by Security Holders                n/a                          n/a                          n/a
                              ----------                       ------                      ------
Total                              n/a                                                       n/a

e)  Performance graph
Not applicable.

f)  Sale of unregistered securities.
On June 21, 2009, we issued 3,000,000 shares of our common stock to Ms. Lecia L. Walker, president and a director of the registrant. These shares were issued in exchange for the license and assignment of certain assets under a License and Assignment Agreement dated August 21, 2009.

On June 21, 2009, we issued 500,000 shares of our common stock to Ms.
E. Lynn Atwood, an officer and director of the registrant. These shares were issued in exchange for cash of $500.00.

On August 21, 2009, we issued 500,000 shares of our common stock to Ms. Linda Rock, a non-affiliate. These shares were issued in exchange for cash of $500.00.

On June 1, 2010, we issued 500,000 shares of our common stock to Ms. Sheri Sabey, a non-affiliate. These shares were issued in exchange for cash of $500.00.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b)  Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers. None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing. If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB. We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB. We currently have no market maker who is willing to list quotations for our securities.


                                 EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Ronald Chadwick, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                            LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


                              LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.


                    WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Original Source Entertainment, Inc.
8201 South Santa Fe Drive, Suite 229
Littleton, CO  80120
Telephone (303) 495-3728
Attention: Lecia L. Walker, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                   ORIGINAL SOURCE ENTERTAINMENT, INC.
                      (A Development Stage Company)
                   Consolidated Financial Statements

                        TABLE OF CONTENTS

										Page
                                                            ----
REPORT OF INDEPENDENT REGISTERED
  PUBLIC ACCOUNTING FIRM                                     40


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated balance sheets                                41
  Consolidated statements of operations                      42
  Consolidated statements of stockholders' equity            43
  Consolidated statements of cash flows                      44
  Notes to consolidated financial statements                 46

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

Board of Directors
Original Source Entertainment, Inc.
Littleton, Colorado

I have audited the accompanying consolidated balance sheets of Original Source Entertainment, Inc. (a development stage company) as of December 31, 2009 and 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from August 20, 2009 (inception) through December 31, 2009, the year ended December 31, 2010, and for the period from August 20, 2009 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Original Source Entertainment, Inc. at December 31, 2009 and 2010, and the consolidated results of its operations and its cash flows for the period from August 20, 2009 (inception) through December 31, 2009, the year ended December 31, 2010, and for the period from August 20, 2009 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a loss from operations and has limited working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                    /s/Ronald R. Chadwick, P.C.
January 31, 2011                    RONALD R. CHADWICK, P.C.

                  ORIGINAL SOURCE ENTERTAINMENT, INC.
                    (A Development Stage Company)
                     CONSOLIDATED BALANCE SHEETS

                                            Dec. 31,          Dec. 31,
                                              2009              2010
                                            -------           -------
                       ASSETS

Current assets
  Cash                                    $   1,221          $  9,129
                                          ---------          --------
     Total current assets                     1,221             9,129
                                          ---------          --------
     Total Assets                         $   1,221          $  9,129
                                          =========          ========
        LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
 Related party payables                   $       -          $    952
 Notes payable - current                          -            10,500
                                          ---------          --------
     Total current liabilities                    -            11,452
                                          ---------          --------
 Notes payable                                    -             2,000
                                          ---------          --------
 Total Liabilities                                -            13,452
                                          ---------          --------
Stockholders' Equity
  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   none issued and outstanding
  Common stock, $.001 par value;                  -                 -
   45,000,000 shares authorized;
   4,000,000 (2009) and 4,500,000 (2010)
   shares issued and outstanding              4,000             4,500
  Additional paid in capital                      -                 -
  Deficit accumulated during the dev.
   stage                                     (2,779)           (8,823)
                                           --------          --------
Total Stockholders' Equity                    1,221            (4,323)
                                           --------          --------
Total Liabilities and Stockholders' Equity $  1,221          $  9,129
                                           ========          ========

                The accompanying notes are an integral
            part of the consolidated financial statements.

                  ORIGINAL SOURCE ENTERTAINMENT, INC,
                    (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                   Aug. 20, 2009                     Aug. 20, 2009
                                     (Inception)                      (Inception)
                                       Through        Year Ended        Through
                                   Dec. 31, 2009     Dec. 31, 2010   Dec. 31, 2010
                                   -------------     -------------   -------------
Royalty revenue                     $       398       $     1,167     $     1,565
                                    -----------       -----------     -----------
Operating expenses:
  General and administrative              3,177             7,211          10,388
                                    -----------       -----------     -----------
                                          3,177             7,211          10,388
                                    -----------       -----------     -----------
Gain (loss) from operations              (2,779)           (6,044)         (8,823)

Other income (expense):
                                              -                 -               -
                                    -----------       -----------     -----------
Income (loss) before provision
 for income taxes                        (2,779)           (6,044)         (8,823)
                                    -----------       -----------     -----------
Provision for income tax                      -                 -               -
                                    -----------       -----------     -----------
Net income (loss)                   $    (2,779)      $    (6,044)    $    (8,823)
                                    ===========       ===========     ===========
Net income (loss) per share
 (Basic and fully diluted)          $     (0.00)      $    (0.00)
                                    ===========       ===========
Weighted average number of
 common shares outstanding            4,000,000         4,291,667
                                    ===========       ===========

               The accompanying notes are an integral
           part of the consolidated financial statements.

                        ORIGINAL SOURCE ENTERTAINMENT, INC.
                           (A Development Stage Company)
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                  Deficit
                                                                   Accum.
                   Common Stock       Preferred Stock             During the  Stock-
                           Amount          Amount       Paid In  Development  holders'
                   Shares($.001 Par)  Shares($.001 Par) Capital     Stage     Equity
                   ------  -------    ------- --------  -------  -----------  -------
Balances at August
  20, 2009               - $     -          - $      -   $     -   $       -  $     -
Common stock issued
  to founders for
  services       3,000,000   3,000          -        -         -           -    3,000
Common stock issued
  for cash       1,000,000   1,000          -        -         -           -    1,000
Net income (loss)
  for the period         -       -          -        -                (2,779)  (2,779)
                 --------- -------    ------- --------   -------   ---------  -------
Balances at December
  31, 2009       4,000,000 $ 4,000          - $      -   $     -   $  (2,779) $ 1,221
Common stock issued
  for cash         500,000     500          -        -         -           -      500
Net income (loss)
  for the period         -       -          -        -         -      (6,044) (6,044)
                 --------- -------    ------- --------   -------   ---------  -------
Balances at
 December 31,
 2010            4,500,000 $ 4,500          - $      -   $     -   $  (8,823) $(4,323)
                 ========= =======    ======= ========   =======   =========  =======

            The accompanying notes are an integral part
              of the consolidated financial statements

                   ORIGINAL SOURCE ENTERTAINMENT, INC,
                      (A Development Stage Company)
                  CONSOLIDATED STATEMENTS OF CASH FLOWS


                                   Aug. 20, 2009                     Aug. 20, 2009
                                     (Inception)                      (Inception)
                                       Through        Year Ended        Through
                                   Dec. 31, 2009     Dec. 31, 2010   Dec. 31, 2010
                                   -------------     -------------   -------------
Cash Flows From Operating Activities:
  Net income (loss) during the
   development stage                   $ (2,779)         $ (6,044)       $ (8,823)

  Adjustments to reconcile net loss to
   net cash provided by (used for)
   operating activities:
  Related party payables                      -               952             952
  Compensatory stock issuances            3,000                 -           3,000
                                       --------          --------        --------
      Net cash provided by (used for)
       operating activities                 221            (5,092)         (4,871)
                                       --------          --------        --------

 Cash Flows From Investing Activities:
                                              -                 -               -
                                       --------          --------        --------
     Net cash provided by (used for)
      investing activities                    -                 -               -
                                       --------          --------        --------

                       (Continued On Following Page)














                  The accompanying notes are an integral
               part of the consolidated financial statements.

                    ORIGINAL SOURCE ENTERTAINMENT, INC,
                      (A Development Stage Company)
                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                     (Continued From Previous Page)

                                   Aug. 20, 2009                     Aug. 20, 2009
                                     (Inception)                      (Inception)
                                       Through        Year Ended        Through
                                   Dec. 31, 2009     Dec. 31, 2010   Dec. 31, 2010
                                   -------------     -------------   -------------
Cash Flows From Financing Activities:
  Notes payable - borrowings                  -            12,500          12,500
  Sale of common stock                    1,000               500           1,500
                                       --------          --------        --------
      Net cash provided by (used for)
       financing activities               1,000            13,000          14,000
                                       --------          --------        --------
Net Increase (Decrease) In Cash           1,221             7,908           9,129

Cash At The Beginning Of The Period           -             1,221               -
                                       --------          --------        --------
Cash At The End Of The Period          $  1,221         $   9,129        $  9,129
                                       ========         =========        ========

Schedule Of Non-Cash Investing And Financing Activities
-------------------------------------------------------
None

Supplemental Disclosure
-----------------------
Cash paid for interest                 $      -         $       -        $      -
Cash paid for income taxes             $      -         $       -        $      -


             The accompanying notes are an integral
          part of the consolidated financial statements.

                    Original Source Entertainment, Inc.
                     (A Developmental Stage Company)
               Notes to  Consolidated Financial Statements
                        December 31, 2009 and 2010
Note 1 - Organization and Summary of Significant Accounting Policies
Organization

Original Source Entertainment, Inc. (the "Company") was incorporated on August 20, 2009 in the State of Nevada. The Company has had limited activity and revenue and is in the development stage, and its intent is to license songs to the television and music industry for use in television shows or movies.

The Company has chosen December 31 as a year end.

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has suffered losses and has limited working capital. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The Company may raise additional capital through the sale of its equity securities, through borrowing from individuals, or through borrowings from financial institutions. By doing so, the Company hopes through increased marketing efforts to generate greater royalty revenues from licensed songs. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

Principles of consolidation
The accompanying consolidated financial statements include the accounts of Original Source Entertainment, Inc. and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

                  Original Source Entertainment, Inc.
                   (A Developmental Stage Company)
        Notes to  Consolidated Financial Statements - (Continued)
                      December 31, 2009 and 2010

Cash and cash equivalents
All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash. These short-term investments are stated at cost, which approximates fair value.

Property and equipment
The Company has no property or equipment at this time.

Revenue Recognition
The Company utilizes the accrual method of accounting. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB No. 104), which superseded Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB No. 101). SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowance, and other adjustments will be provided for in the same period the related sales are recorded. Customers' prepayments are deferred until products are shipped and accepted by the customers.

Advertising expenses
Advertising costs are expensed when incurred. No advertising was conducted during the period ended December 31, 2009 or the year ended December 31, 2010.

Income taxes
Income taxes are accounted for in accordance with ASC 740, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is currently filing its income tax returns on the cash basis.

Earnings (loss) per share
The net income (loss) per share is computed by dividing the net income
(loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion

               Original Source Entertainment, Inc.
                 (A Developmental Stage Company)
       Notes to Consolidated Financial Statements - (Continued)
                   December 31, 2009 and 2010

of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company's financial instruments as reported in the accompanying balance sheets, approximates fair value.

Products and services, geographic areas and major customers

The Company derives revenue from the licensing of songs to the television and music industry. It currently has no separate operating segments. The Company's sales are external and domestic.

Stock based compensation

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

Note 2 - Notes payable

At December 31, 2010 the Company had notes payable totaling $12,500. Two notes for $1,500 and $9,000 are due to a related party shareholder, are unsecured, bears no interest until June 1, 2011 and December 31, 2012 respectively and 6% compounded monthly thereafter, with principal and interest due in full at June 1, 2012 and December 31, 2013.
The Company's other note for $2,000 is unsecured, bears no interest until December 31, 2010 and 6% compounded monthly thereafter, with principal and interest due in full at June 28, 2011. The principal balance on the note is convertible anytime at the holder's discretion into common shares of the Company at 50% of the lowest bid price of the Company's common stock if quoted on an exchange, or if not quoted, at double the par value.

The future principal repayment schedule by year for all notes combined is: 2011 $2,000, 2012 $1,500; 2013 $9,000.

Note 3 - Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.

                  Original Source Entertainment, Inc.
                    (A Developmental Stage Company)
         Notes to  Consolidated Financial Statements - (Continued)
                     December 31, 2009 and 2010

At December 31, 2009 and 2010 the Company had net operating loss carryforwards of approximately $2,800 and $8,700 which will expire in 2029. The deferred tax asset of $556 and $1,181 created by the net operating losses has been offset by a 100% valuation allowance. The change in the valuation allowance in 2009 and 2010 was $556 and $625.

Note 4 - Stockholders' Equity

Common Stock
The Company as of December 31, 2009 and 2010 had 45,000,000 shares of authorized common stock, $.001 par value, with 4,000,000 and 4,500,000 shares issued and outstanding.

Preferred Stock
The Company as of December 31, 2009 and 2010 had 5,000,000 shares of authorized preferred stock, $.001 par value, none issued and outstanding, with rights, preferences and designations to be determined by the Board of Directors.

Note 5 - Subsequent Events

The Company evaluated events subsequent to the balance sheet date of December 31, 2010 through the date that these financial statements were available for issuance and has determined that there are no subsequent events that require disclosure.

                   Up to a Maximum of 10,000,000 Common Shares
                           at $.05 per Common Share

                1,500,000 on behalf of Selling Security Holders

                                    Prospectus

                      Original Source Entertainment, Inc.


                                 March 28, 2011


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________ 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $    41.00
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    10,000.00
Accounting Fees and Expenses. .     4,000.00
Miscellaneous . . . . . . . . .     4,459.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $20,000.00
                                  ==========

Item 14.  Indemnification of Directors and Officers
---------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------
On June 21, 2009, we issued 3,000,000 shares of our common stock to Ms. Lecia L. Walker, an officer and director of the registrant. These shares were issued in exchange for the license and assignment of certain assets under a License and Assignment Agreement dated August 21, 2009.

On June 21, 2009, we issued 500,000 shares of our common stock to Ms.
E. Lynn Atwood, an officer and director of the registrant. These shares were issued in exchange for cash of $500.00.

On August 21, 2009, we issued 500,000 shares of our common stock to Ms. Linda Rock, a non-affiliate. These shares were issued in exchange for cash of $500.00.

On June 1, 2010, we issued 500,000 shares of our common stock to Ms. Sheri Sabey, a non-affiliate. These shares were issued in exchange for cash of $500.00.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

Item 16.  Exhibits and Financial Statement Schedules
---------------------------------------------------
The following exhibits are filed as part of this registration statement:

Exhibit          Description
-------          -----------
   3    Articles of Incorporation, By-Laws incorporated by reference to
Form S-1 filed November October 4, 2010
         (i)      Articles of Incorporation and amendment.
         (ii)     By-Laws.
   5   Consent and Opinion of Jody M. Walker, Attorney at Law,
        regarding the legality of the securities being registered
  10   License and Assignment Agreement dated August 21, 2009
incorporated by reference to Form S-1 filed November October 4, 2010
  11   Statement of Computation of Per Share Earnings
        This Computation appears in the Financial Statements.
  23   Consent of Certified Public Accountant.

Item 17.  Undertakings
----------------------
   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i. If the registrant is relying on Rule 430B (230.430B of this chapter):
   A.  Each prospectus filed by the registrant pursuant to Rule
424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B.  Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Original Source Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Littleton, State of Colorado on the 28th day of March, 2011

Original Source Entertainment, Inc.

By: /s/ Lecia L. Walker
    -------------------
    Lecia L. Walker, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Lecia L. Walker                    Dated: March 28, 2011
     ----------------------
     Lecia L. Walker, CEO, CFO
         Controller, Director

By:  /s/E. Lynn Atwood                     Dated: March 28, 2011
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     E. Lynn Atwood, Director